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                                                                       EXHIBIT 5

December 13, 1996

The Board of Directors
Overseas Partners Ltd.
Craig Appin House
6 Wesley Street
Hamilton
Bermuda

Dear Sirs

Re:  Overseas Partners Ltd. - Registration Statement on Form S-3
     - December 1996 Filing (the "Registration Statement")

     As Bermuda counsel to Overseas Partners Ltd. (the "Registrant"), we are familiar with the affairs of the Registrant and have participated in its incorporation and subsequent recapitalisation in 1983 and with the issuance and registration by the Registrant of the shares described in the Registration Statement. We furnish this opinion to you in connection with the Registration Statement.

     On the basis of the foregoing, it is our opinion that the outstanding shares of capital stock of Registrant, being offered and sold by it as described in the Registration Statement, are legally and validly issued and fully paid and non-assessable shares of Registrant's capital stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm where they appear in the Registration Statement, including the Prospectus forming a part thereof.

                                          Yours faithfully

                                          CONYERS, DILL & PEARMAN